EXHIBIT 10.3

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	InVision Technologies, Inc.

Date:	June 30, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Borrower and Silicon agree to amend the Loan and Security Agreement between them, dated November 8, 2000 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.) As used herein and the Loan Agreement, the term “Schedule” refers to that certain Amended and Restated Schedule to the Loan Agreement, dated July 19, 2002 (as amended (including without limitation pursuant to this Amendment), restated, supplemented, or otherwise modified from time to time), between Silicon and Borrower, which Schedule (sometimes referred to as the “Amended Schedule” in order to differentiate it from the “Original Schedule” defined therein) forms an integral part of the Loan Agreement.

1.                                      Modified TNW Covenant.  The portion of the Minimum Tangible Net Worth financial covenant set forth in Section 5 of the Amended Schedule that currently reads as follows:

“For the fiscal quarter ending March 31, 2003:  $210,000,000.”

hereby is amended and restated in its entirety to read as follows:

“For the fiscal quarter ending March 31, 2003:  $210,000,000; and

“For the fiscal quarter ending June 30, 2003:  $215,000,000.”

* Except as provided in Attachment A hereto,

2.                                      Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

3.                                      General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower:		Silicon:

INVISION TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Donald Mattson	By	/s/ Kevin Walsh
	President or Vice President	Title	VP

By	/s/ Ian Johnston
Secretary or Ass’t Secretary

Attachment A

Locations of Company and Its Subsidiaries

The chief executive offices of the Company and its subsidiaries are presently located at the following addresses:

Complete Street and Mailing Address, including Country and Zip Code	Company/Subsidiary

7151 Gateway Blvd., Newark, CA 94560 (and 7007 Gateway Blvd., Newark, CA 94560)	Company
15175 Innovation Drive, San Diego, CA 92128 (formerly at 7740 Kenamar Ct., San Diego, CA 92121	Subsidiary: Quantum Magnetics, Inc.
1155 Wallis Street, Eugene, OR 97402	Subsidiary: Inovec, Inc.
7151 Gateway Blvd., Newark, CA 94560	Subsidiary: InVision International, Inc.